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                                                                    EXHIBIT 23.5

Volpe Brown Whelan & Company, LLP
One Maritime Plaza
San Francisco, CA  94111
(415) 956-8120
Fax: (415) 274-7979

September 30, 1998

Autodesk, Inc.
111 McInnis Parkway
San Rafael, CA 94903

Dear Sirs:

     We hereby consent to the inclusion in the Registration Statement of Autodesk, Inc. ("Autodesk") on Form S-4, with respect to the shares of common stock, par value $0.01 per share of Autodesk, of our opinion letter dated August 20, 1998 to the Board of Directors of Discreet Inc. appearing as Annex G to the Joint Proxy Statement/Prospectus which is a part of such Registration Statement, and to references to our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                     Sincerely,

                                     /s/ Volpe Brown Whelan & Company, LLC

                                     VOLPE BROWN WHELAN & COMPANY, LLC